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Exhibit 10.38

INDEPENDENT CONSULTANT AGREEMENT

        THIS INDEPENDENT CONSULTANT AGREEMENT (this "Agreement") is entered into by and between Versicor Inc., a Delaware corporation (the "Company"), and Constantino Ambrosio (the "Independent Consultant"), as of this 30th day of July, 2002 (the "Execution Date").

        THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

        A.    The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company obtains the services of the Independent Consultant and, therefore, the Board of the Company desires to provide the Independent Consultant with the benefits set forth in this Agreement.

        B.    The Independent Consultant represents to the Company that the Independent Consultant is currently providing services to Biosearch Italia S.p.A., an Italian joint stock company ("Biosearch"), and that subject to the closing of the merger of Biosearch with and into the Company (the "Merger") pursuant to that certain Agreement and Plan of Merger dated as of July 30, 2002 (the "Merger Agreement"), by and between the Company and Biosearch, the Independent Consultant desires to render the services to the Company contemplated under this Agreement.

        C.    The Effective Time (as defined in the Merger Agreement) regarding the Merger shall be the "Effective Date" of this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

        1.    Service Period.

          1.1  On the Effective Date, the Company hereby agrees to engage the services of the Independent Consultant as an independent consultant to the Company serving as Chief of Manufacturing (Managing Director), and the Independent Consultant hereby accepts such independent consulting relationship with the Company, subject to the terms and conditions of this Agreement, until the termination of this Agreement.

          1.2  This Agreement is for an indefinite period of time. Either party may terminate this Agreement by giving to the other party not less than ten (10) days prior written notice.

        2.    Description of Services.

          2.1  From and after the Effective Date until the termination of this Agreement, the Independent Consultant shall provide certain services to the Company in connection with the projects and according to plans to be agreed upon by the parties from time to time (the "Services"). In performing the Services, the Independent Consultant shall be independent with respect to the criteria used to render the Services. The Company will specify the Services to be performed and the specific results to be achieved.

          2.2  From and after the Effective Date until the termination of this Agreement, the Independent Consultant agrees to devote a substantial portion of the Independent Consultant's time, energy and ability to the performance of the Services for the Company; provided, however, nothing contained in this Agreement shall prevent the Independent Consultant, upon receiving the prior written approval of the Board, from serving as a non-executive director or trustee of other corporations or businesses that are not in competition with the business of the Company or in competition with any present or future affiliate of the Company, provided such service does not interfere with the Independent Consultant's performance of the Services contemplated hereunder.

        3.    Payment.

          3.1    Base Payment.    Beginning on the Effective Date, the Company shall pay to the Independent Consultant base payment at the rate of 154,937 (EURO) per calendar year of performance of the Services (the "Base Payment"). Such Base Payment shall be earned monthly on a prorated basis and shall be payable in periodic installments no less frequently than monthly in accordance with the Company's customary practices for independent consulting services, and shall be subject to taxation and social security contributions. In this respect, the Company shall be responsible for payment of mandatory withholding payments for tax and social security purposes. The Company shall review the Independent Consultant's Base Payment at least annually. As set forth more fully in Section 4 hereof, the Independent Consultant shall not be entitled to any benefits, coverages, or privileges, including, without limitation, social security, unemployment, workers' compensation, medical or pension payments, or holiday/vacation pay or other such benefits made available to employees of the Company.

          3.2    Incentive Premium.    The Independent Consultant shall receive an incentive premium of 310,000 (EURO) to be paid as a lump sum at the approval of the manufacturing site by either the United States Food and Drug Administration or other appropriate authorities; provided, however, that the Company's obligation to pay such incentive premium to the Independent Consultant shall be subject to the following conditions: (i) the Independent Consultant's continued provision of Services to the Company under this Agreement on the date of the approval of the manufacturing site by either the United States Food and Drug Administration or other appropriate authorities (the "Approval Date"); and (ii) the Independent Consultant shall not be in breach of this Agreement on the Approval Date.

          3.3    New Stock Options.    Subject to the following conditions, the approval thereof by the Board and the closing of the Merger (collectively, the "Stock Option Conditions"), the Company shall grant the Independent Consultant a stock option (the "New Option") to purchase up to 400,000 shares of the Company's common stock (the "Common Stock") (such number of shares to be adjusted to reflect stock splits, reverse stock splits, stock dividends, and similar changes in capitalization of the Company after the Effective Date):

            3.3.1  The per share exercise price for the shares of the Common Stock issuable upon exercise of the New Options so issued shall be determined by the Board of Directors of the Company or a committee thereof as of the Effective Date, to be equal to the fair market value of the Company's common stock on The Nasdaq National Market on the Effective Date. For the purposes of the New Option, "fair market value" shall mean the greater of (x) the closing price of shares of the Common Stock on The Nasdaq National Market on the Effective Date, and (y) the average of the closing prices for a share of the Common Stock on The Nasdaq National Market for each trading day during the one-month period immediately preceding the Effective Date.

            3.3.2  The New Option shall be granted under the Company's 2001 Stock Option Plan or such other plan as the Company may elect, in its sole discretion (the "2001 Plan"), and (i) shall be granted subject to the terms of the 2001 Plan, and (ii) shall be evidenced by and granted subject to the terms of a stock option agreement in substantially the form attached hereto as Exhibit A ("Form of New Stock Option Agreement").

            3.3.3  The Independent Consultant acknowledges having received a copy of the 2001 Plan and the Form of New Stock Option Agreement.

            3.3.4  So long as the Independent Contract provides Services to the Company under this Agreement, the New Option shall vest as follows: (i) 25% on the one year anniversary of the vesting commencement date of the New Option, and (ii) thereafter, 75% at a monthly rate of 1/36th each month in arrears. The New Option shall be exercisable only to the extent then vested and in accordance with the terms of the Form of New Stock Option Agreement.

          3.4    Replacement Stock Options.    Subject to the Stock Option Conditions, the Company shall grant the Independent Consultant a stock option (the "Replacement Option") to purchase up to 88,500 shares of Common Stock (such number of shares to be adjusted to reflect stock splits, reverse stock splits, stock dividends, and similar changes in capitalization of the Company after the Effective Date):

            3.4.1  The per share exercise price for the shares of the Common Stock issuable upon exercise of the Replacement Options so issued shall be determined by the Board of Directors of the Company or a committee thereof as of the Effective Date, to be equal to the fair market value of the Company's common stock on The Nasdaq National Market on the Effective Date. For the purposes of the Replacement Option, "fair market value" shall mean the greater of (x) the closing price of shares of the Common Stock on The Nasdaq National Market on the Effective Date, and (y) the average of the closing prices for a share of the Common Stock on The Nasdaq National Market for each trading day during the one-month period immediately preceding the Effective Date.

            3.4.2  The Replacement Option shall be granted under the Company's 2002 Stock Option Plan or such other plan as the Company may elect, in its sole discretion (the "2002 Plan"), and (i) shall be granted subject to the terms of the 2002 Plan, and (ii) shall be evidenced by and granted subject to the terms of a stock option agreement in substantially the form attached hereto as Exhibit B ("Form of Replacement Stock Option Agreement").

            3.4.3  The Independent Consultant acknowledges having received a copy of the 2002 Plan and the Form of Replacement Stock Option Agreement.

            3.4.4  So long as the Independent Contract provides Services to the Company under this Agreement, the Replacement Option shall vest as follows: (i) 25% on the one year anniversary of the vesting commencement date of the Replacement Option, and (ii) thereafter, 75% at a monthly rate of 1/36th each month in arrears. The Replacement Option shall be exercisable only to the extent then vested and in accordance with the terms of the Form of Replacement Stock Option Agreement.

            3.4.5  In consideration of the grant of the Replacement Option pursuant to this Section 3.4, the Independent Consultant hereby (a) consents to the termination of the stock option regulation dated July 27, 2001 (the "Biosearch Stock Option Plan"), and the options to purchase shares of Biosearch Ordinary Shares issued to the Independent Consultant thereunder pursuant to the minutes of the board of directors of Biosearch dated February 6, 2002 (the "Biosearch Stock Options"), (b) acknowledges and agrees that, as of the Effective Date, the Independent Consultant shall have no further rights under the Biosearch Stock Option Plan or any Biosearch Stock Options, and (c) waives any and all rights with respect to the Biosearch Stock Option Plan and all Biosearch Stock Options and any action for damages, repayment or otherwise in respect of Biosearch Stock Option Plan or any Biosearch Stock Options, such waivers to be effective as of the Effective Date.

          3.5    Expenses.    Any expenses incurred by the Independent Consultant in performing the Services shall be the sole responsibility of the Independent Consultant.

        4.    Relationship of the Parties.

          4.1    Independent Consultant.    The Independent Consultant is an independent consultant and is not an agent or employee of, and has no authority to bind the Company by contract or otherwise. The Independent Consultant shall perform the Services under the general direction of the Company, but the Independent Consultant shall determine, in the Independent Consultant's sole discretion, the manner and means by which the Services are accomplished, subject to the requirement that the Independent Consultant shall at all times comply with applicable law and the policies and procedures of the Company. Subject to the policies and procedures of the Company, the Company has no right or authority to control the manner or means by which the Services are accomplished.

          4.2    Employment Taxes and Benefits.    The Independent Consultant will report as self-employment income all payments received by the Independent Consultant pursuant to this Agreement. The Independent Consultant shall indemnify the Company and hold it harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys and other professionals, relating to any obligation imposed by law on the Company to pay any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with the payments received by the Independent Consultant pursuant to this Agreement or any determination that the Independent Consultant is an employee and not an independent consultant. The Independent Consultant shall not be entitled to receive any vacation or illness payments, or to participate in any plans, arrangements or distributions by the Company pertaining to any bonus, stock option, profit sharing, insurance or similar benefits for the Company's employees, except as set forth in this Agreement.

        5.    Confidential Information.

          5.1  The Independent Consultant shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Independent Consultant during the Independent Consultant's performance of Services hereunder and which shall not be or become public knowledge (other than by acts by the Independent Consultant or the Independent Consultant's representatives in violation of this Agreement). After termination of the Independent Consultant's performance of Services to the Company, the Independent Consultant shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

          5.2  The Independent Consultant agrees that all lists, materials, books, files, reports, correspondence, records, and other documents ("Company Material") used, prepared, or made available to the Independent Consultant, shall be and shall remain the property of the Company. Upon the termination of the Independent Consultant's performance of Services under this Agreement, all Company Materials shall be returned immediately to the Company, and the Independent Consultant shall not make or retain any copies thereof.

        6.    Non-Competition; Non-Solicitation; Injunctive Relief.

          6.1  The Independent Consultant agrees that from and after the Effective Date until the termination of this Agreement, the Independent Consultant shall not undertake the formation or creation of any business activity competitive with the business of the Company, or engage in any business or trade or have any interest in any person, firm, corporation or entity (whether as an employee, independent consultant, officer, director, shareholder, consultant, advisor or otherwise) that engages in any business or trade in Italy which business or trade is competitive with the Company's business. The Independent Consultant further agrees that, from and after the Effective

  Date until the termination of this Agreement, the Independent Consultant shall not, either directly or indirectly, solicit any of the Company's employees, officers, directors, representatives, clients, partners, independent consultants or collaborators (including, without limitation, any customer, supplier, licensee, licensor or other business relation of the Company) to work for or with the Independent Consultant in a business competitive to the Company or to work for a competitor of the Company.

          6.2  Subject to Section 2.2 of this Agreement, from and after the termination of this Agreement and for a period of twelve months thereafter (the "Expiration Date"), the Independent Consultant hereby agrees that the Independent Consultant shall not, without the Board's prior written consent, directly or indirectly undertake the formation or creation of any business activity competitive with the business of the Company, or engage in any business or trade, or have any interest in any person, firm, corporation or entity (whether as an employee, independent consultant, officer, director, shareholder, consultant, advisor or otherwise) that engages in any business or trade in Italy which business or trade is competitive with the Company's business; provided that, for purposes of this Section 6.2, the parties hereto hereby agree that a business solely engaged in the manufacture of biopharmaceutical products and which is not engaged in the discovery or development of antibiotic or antifungal biopharmaceutical products shall not be deemed to be competitive with the business of the Company. The Independent Consultant further agrees that, from and after the termination of this Agreement through and including the Expiration Date, the Independent Consultant shall not either directly or indirectly, solicit any of the Company's employees, officers, directors, representatives, clients, partners, independent consultants or collaborators (including, without limitation, any customer, supplier, licensee, licensor or other business relationship of the Company) to work for or with the Independent Consultant in a business competitive to the Company or to work for a competitor of the Company.

          6.3  The Independent Consultant acknowledges that a breach by the Independent Consultant of any of the provisions of this Section 6 shall cause the Company irreparable harm and that the Company shall be entitled to injunctive and other equitable relief against the Independent Consultant to prevent a breach or threatened breach of any provision hereof, in addition to any other remedies the Company may have, and that the provisions of this Section 6 shall be specifically enforceable against the Independent Consultant in accordance with their terms.

          6.4  As consideration for the non-competition covenants contained in this Section 6, the Independent Consultant shall be entitled to a gross sum equal to 33% of the Independent Consultant's then applicable Base Payment (the "Consideration") which will be paid in a single installment on the Expiration Date.

          6.5  In the event that the Independent Consultant does not comply with the non-competition obligation provided herein, the Independent Consultant shall pay to the Company, as a penalty, a sum equal to two (2) times the Consideration, plus any additional damages suffered by the Company.

        7.    Waiver.    No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

        8.    Modifications.    This Agreement may not be amended or modified other than by a written agreement executed by the Independent Consultant and the Company.

        9.    Proprietary Information and Inventions Agreement; Other.    As an inducement and condition to the Company's willingness to enter into this Agreement, the Independent Consultant shall execute (a) the Company's standard form Proprietary Information and Inventions Agreement (which shall be effective from and after the date of the Independent Consultant's commencement of its independent consultant relationship with Biosearch), and (b) the Company's standard form Insider Trading Policy.

        10.    Construction.    The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. The parties hereto agree and the Independent Consultant represents and warrants to the Company that at no time and under no circumstances shall the Independent Consultant be deemed an employee of the Company or shall the Independent Consultant conduct himself in a manner so as to be deemed an employee of the Company. The Independent Consultant (and not the Company) shall bear the sole risk of the characterization of the Services and/or the role of the Independent Consultant with the Company as anything other than an independent consultant to the Company.

        11.    Communications.    All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, by telecopy, telex or equivalent form of written telecommunication or if sent by registered or certified mail, return receipt requested, postage prepaid, as follows:

To Company:	Versicor Inc. 34790 Ardentech Ct. Fremont, California 94555 Attention: Corporate Secretary Fax: (510) 739-3085
With copy to:	O'Melveny & Myers LLP Embarcadero Center West 275 Battery Street, 26th Floor San Francisco, California 94111 Attention: Peter T. Healy, Esq. Fax: (415) 984-8701
To Independent Consultant:	c/o Constantino Ambrosio Via Roberto Lepetit n. 34 Gerenzano, Italy 21040 Fax: 39 (029) 647-4400

Either party may change the address at which notice shall be given by written notice given in the above manner. All notices required or permitted hereunder shall be deemed duly given and received on the date of delivery, if delivered in person or by telex, telecopy or other written telecommunication on a regular business day and within normal business hours or on the fifth day next succeeding the date of mailing, if sent by certified or registered mail.

        12.    Execution.    This Agreement is being executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

        13.    Survival.    The provisions of this Agreement, shall survive the term of this Agreement to the extent necessary to accommodate full performance of all such terms.

        14.    Governing Law.    The terms of this Agreement shall be governed by Italian law.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Execution Date to be effective as of the Effective Date.

"COMPANY"
VERSICOR INC., a Delaware corporation
By:	/s/ GEORGE F. HORNER III George F. Horner III President and Chief Executive Officer
"INDEPENDENT CONSULTANT"
/s/ CONSTANTINO AMBROSIO Constantino Ambrosio

[SIGNATURE PAGE TO AMBROSIO INDEPENDENT CONSULTANT AGREEMENT]

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EXHIBIT A

FORM OF NEW STOCK OPTION AGREEMENT

        Pursuant to the Grant Notice and this Stock Option Agreement, the Company has granted you an option to purchase the number of shares of the Company's common stock ("Common Stock") indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

        Your option is granted in connection with and in furtherance of the Company's 2001 Stock Option Plan (the "Plan") for the Company's employees (including officers), directors or consultants. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

        The details of your option are as follows:

        1.    VESTING.    Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Status as an Employee, Director or Consultant. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the options and the rights and benefits under this Stock Option Agreement. Employment or service, even if substantial, for only a portion of a vesting period will not entitle you to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided herein.

        2.    METHOD OF PAYMENT.

          (a)    Payment Options.    Payment of the exercise price by cash or check is due in full upon exercise of all or any part of your option, provided that you may elect, to the extent permitted by applicable law and the Grant Notice, to make payment of the exercise price under one of the following alternatives:

              (i)  Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

            (ii)  Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims. encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

            (iii)  Payment by a combination of the above methods.

        3.    WHOLE SHARES; RIGHTS WITH RESPECT TO SHARES.    Your option may only be exercised for whole shares. You will have no rights or privileges of a stockholder of the Company as to any shares underlying the option until the issuance and delivery of a certificate evidencing the shares registered in your name following the exercise of the option. No adjustment will be made for dividends or other rights as to a stockholder for which a record date is prior to such date of delivery.

        4.    SECURITIES LAW COMPLIANCE.    Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

        5.    TERM.    Subject to Section 12 of the Plan, the term of your option commences on the Date of Grant and expires upon the earliest of:

            (i)  the Expiration Date indicated in the Grant Notice;

          (ii)  the tenth (10th) anniversary of the Date of Grant;

          (iii)  eighteen (18) months after your death, if you die during, or within three (3) months after the termination of your Continuous Status as Employee, Director or Consultant;

          (iv)  twelve (12) months after the termination of your Continuous Status as Employee, Director or Consultant due to disability;

          (v)  immediately after the termination of your Continuous Status as Employee, Director or Consultant for Cause; or

          (vi)  three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant for any other reason, provided that if during any part of such three (3)-month period the option is not exercisable solely because of the condition set forth in paragraph 5 (Securities Law Compliance), in which event the option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Continuous Status as an Employee, Director or Consultant.

          For these purposes, "Cause" shall include, but not be limited to, the commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure of confidential information or trade secrets of the Company or any of its Affiliates, or any other intentional misconduct adversely affecting the business or affairs of the Company or any of its Affiliates in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as ground for your dismissal or discharge.

          In all cases, the option, to the extent not exercisable on the date your Continuous Status as an Employee, Director or Consultant terminates (regardless of the reason), shall terminate on that date.

          To obtain the federal income tax advantages associated with an "incentive stock option" (to the extent your option is intended and qualifies as an incentive stock option) the Code requires that at all times beginning on the grant date of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or one of its Affiliates, except in the event of your death or permanent and total disability. The Company cannot guarantee that your option will be treated as an "incentive stock option" if you exercise your option more than three (3) months after the date your employment with the Company and its Affiliates terminates.

        6.    EXERCISE.

          (a)  You may exercise the vested portion of your option during its term by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (b)  By exercising your option you agree that:

              (i)  as a condition to any exercise of your option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company (and/or any of its Affiliates) arising by reason of (1) the exercise of your option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise; and

            (ii)  you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of an incentive stock option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

        7.    TRANSFERABILITY.    Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

        8.    OPTION NOT A SERVICE CONTRACT.    Your option is not an employment contract and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or one of its Affiliates, or of the Company and its Affiliates to continue your employment with the Company or any of its Affiliates. In addition, nothing in your option shall obligate the Company, any Affiliate, and their respective shareholders, board of directors, officers or employees to continue any relationship which you might have as a director or consultant for the Company or one of its Affiliates.

        9.    NOTICES.    Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

        10.    GOVERNING PLAN DOCUMENT.    Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, including without limitation the provisions of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control. Unless otherwise expressly provided in this Stock Option Agreement, provisions of the Plan that confer discretionary authority on the Board (or a committee thereof) do not (and shall not be deemed to) create any additional rights for you not expressly set forth in this Stock Option Agreement

EXHIBIT B

FORM OF REPLACEMENT STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT

        Pursuant to the Grant Notice and this Stock Option Agreement, the Company has granted you an option to purchase the number of shares of the Company's common stock ("Common Stock") indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

        Your option is granted in connection with and in furtherance of the Company's 2002 Stock Option Plan (the "Plan") for the Company's employees (including officers), directors or consultants. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

        The details of your option are as follows:

        1.    VESTING.    Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Status as an Employee, Director or Consultant. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the options and the rights and benefits under this Stock Option Agreement. Employment or service, even if substantial, for only a portion of a vesting period will not entitle you to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided herein.

        2.    METHOD OF PAYMENT.    Payment of the exercise price by cash or check is due in full upon exercise of all or any part of your option.

        3.    WHOLE SHARES; RIGHTS WITH RESPECT TO SHARES.    Your option may only be exercised for whole shares. You will have no rights or privileges of a stockholder of the Company as to any shares underlying the option until the issuance and delivery of a certificate evidencing the shares registered in your name following the exercise of the option. No adjustment will be made for dividends or other rights as to a stockholder for which a record date is prior to such date of delivery.

        4    SECURITIES LAW COMPLIANCE.    Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

        5.    TERM.    Subject to Section 10 of the Plan, the term of your option commences on the Date of Grant and expires upon the earliest of:

            (i)  the Expiration Date indicated in the Grant Notice;

          (ii)  the tenth (10th) anniversary of the Date of Grant;

          (iii)  eighteen (18) months after your death, if you die during, or within three (3) months after the termination of your Continuous Status as Employee, Director or Consultant;

          (iv)  twelve (12) months after the termination of your Continuous Status as Employee, Director or Consultant due to disability;

          (v)  immediately after the termination of your Continuous Status as Employee, Director or Consultant for Cause; or

          (vi)  three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant for any other reason, provided that if during any part of such three (3)-

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  month period the option is not exercisable solely because of the condition set forth in paragraph 4 (Securities Law Compliance), in which event the option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Continuous Status as an Employee, Director or Consultant.

        For these purposes, "Cause" shall include, but not be limited to, the commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure of confidential information or trade secrets of the Company or any of its Affiliates, or any other intentional misconduct adversely affecting the business or affairs of the Company or any of its Affiliates in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as ground for your dismissal or discharge.

        In all cases, the option, to the extent not exercisable on the date your Continuous Status as an Employee, Director or Consultant terminates (regardless of the reason), shall terminate on that date.

        6.    EXERCISE.

          (a)  You may exercise the vested portion of your option during its term by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (b)  By exercising your option you agree that: as a condition to any exercise of your option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company (and/or any of its Affiliates) arising by reason of the exercise of your option.

        7.    TRANSFERABILITY.    Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

        8.    OPTION NOT A SERVICE CONTRACT.    Your option is not an employment contract and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or one of its Affiliates, or of the Company and its Affiliates to continue your employment with the Company or any of its Affiliates. In addition, nothing in your option shall obligate the Company, any Affiliate, and their respective shareholders, board of directors, officers or employees to continue any relationship which you might have as a director or consultant for the Company or one of its Affiliates.

        9.    NOTICES.    Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

        10.    GOVERNING PLAN DOCUMENT.    Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, including without limitation the provisions of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control. Unless otherwise expressly provided in this Stock Option Agreement, provisions of the Plan that confer discretionary authority on the Board (or a committee thereof) do not (and shall not be deemed to) create any additional rights for you not expressly set forth in this Stock Option Agreement.

B-2

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  Exhibit 10.38
INDEPENDENT CONSULTANT AGREEMENT
EXHIBIT A FORM OF NEW STOCK OPTION AGREEMENT
EXHIBIT B FORM OF REPLACEMENT STOCK OPTION AGREEMENT STOCK OPTION AGREEMENT